UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 13, 2008

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 13, 2008, Lee Enterprises, Incorporated (the “Company”) reported its results for the fourth fiscal quarter ended September 30, 2008 and for the year ended September 30, 2008. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, the Company amended and restated the Lee Enterprises, Incorporated Supplementary Benefit Plan and the Lee Enterprises, Incorporated Outside Directors Deferral Plan to make changes mandated by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to provide for the mandatory special transition distributions of account balances accumulated by participants as of December 31, 2008 on or about January 15, 2009 as permitted under the Code. The amendments to conform to the Code are generally technical in nature and affect the timing, but not the amount, of deferred compensation that could be received by those named officers and directors participating under the respective plans.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Earnings Release – Fourth Quarter Ended September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: November 19, 2008	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Fourth Quarter Ended September 30, 2008

3

Exhibit 99.1

201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises reports preliminary earnings for Q4

DAVENPORT, Iowa (Nov. 13, 2008) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that preliminary diluted earnings per common share from continuing operations were 12 cents for its fourth fiscal quarter ended Sept. 28, 2008, compared with 43 cents a year ago. Excluding unusual items(1), earnings were 11 cents per share, compared with 39 cents a year ago.

As discussed more fully below, the preliminary amounts do not include the possible impact of additional impairment charges. Such charges would not impact cash flows, but would reduce reported earnings per common share. An estimate of such charges, if any are determined to be necessary, will be included in financial statements to be filed with the Securities and Exchange Commission in the company’s Form 10-K on or before Dec. 12, 2008.

Mary Junck, chairman and chief executive officer, said: “Like many other businesses and media companies, Lee has been battered by the unprecedented economic turmoil. Consumers have been buying less, which means advertisers have been spending less, resulting in reduced revenue and earnings for Lee. Although downward trends leveled off in October, we are taking steps to protect our financial footing. As we announced two weeks ago, we have made changes to our bank credit agreement to improve our flexibility in meeting debt obligations, and we have suspended our dividend. Also, we expect to reduce 2009 operating expenses by 6-7 percent. Despite the currently weak outlook, we have continued to lead the industry in revenue performance, and our audiences continue to grow. We remain confident that Lee will emerge strong when the economy improves.”

PRELIMINARY SEPTEMBER QUARTER PRO FORMA(2) OPERATING RESULTS

Two calendar changes affected results for the quarter and year. Because of period accounting, the 2007 quarter included 14 weeks at the former Pulitzer operations, compared with 13 weeks in 2008. Also, because of the switch from calendar month to period accounting at the remainder of Lee’s enterprises, which account for about 60 percent of total revenue, the 2008 quarter contained one fewer publishing day, a Sunday. Sundays normally generate more print advertising than any other day of the week. In September 2008, the company cycled through its change to period accounting, which will make future results significantly more comparable.

On a pro forma basis, excluding the 14th week at the former Pulitzer properties in 2007, total operating revenue from continuing operations for the quarter decreased 10.7 percent from a year ago to $244.9 million. Combined print and online advertising revenue decreased 12.9 percent to $184.5 million. On a same property(3) basis, combined print and online retail advertising revenue declined 5.0 percent, and classified decreased 23.1 percent. Combined same property print and online employment advertising revenue decreased 34.5 percent, automotive decreased 18.8 percent and real estate decreased 30.6 percent. Same property online advertising revenue decreased 15.7 percent, with online retail advertising up 16.0 percent and online employment advertising down 31.5 percent. National advertising revenue decreased

13.2 percent. Circulation revenue decreased 4.1 percent. Total same property revenue declined 10.7 percent.

Operating expenses, excluding depreciation and amortization and unusual items, decreased 1.9 percent to $205.8 million, with compensation down 4.1 percent, newsprint and ink up 6.3 percent and other cash costs down 1.6 percent. Same property operating expenses, excluding depreciation and amortization and unusual items, decreased 2.8 percent. Same property compensation declined 5.1 percent, with full-time equivalent employees down 7.4 percent. Same property newsprint and ink expense increased 1.0 percent and other cash costs decreased 0.9 percent.

Operating cash flow(4) decreased 35.1 percent compared with a year ago to $36.7 million. Operating income, which includes equity in earnings of associated companies, depreciation and amortization, and non-cash charges for impairment of goodwill and other assets, decreased 57.4 percent to $15.8 million.

Also on a pro forma basis, non-operating expense, which consists primarily of financial expense, net of financial income, decreased 32.6 percent to $13.4 million. Income from continuing operations before income taxes decreased 86.0 percent to $2.4 million. Income from continuing operations decreased 66.7 percent to $6.1 million. Net income available to common stockholders decreased 70.7 percent to $5.4 million.

Free cash flow(5) totaled $20.3 million for the quarter, compared with $24.9 million a year ago. Net debt was reduced $57.6 million.

PRELIMINARY FISCAL YEAR PRO FORMA OPERATING RESULTS

Excluding the 53rd week in 2007 at the former Pulitzer properties, total pro forma revenue from continuing operations for the 52 weeks decreased 7.5 percent from a year ago to $1.03 billion. Total advertising revenue decreased 8.8 percent. Combined same property print and online retail advertising declined 2.8 percent. Combined print and online classified advertising revenue decreased 15.7 percent, with employment down 21.8 percent, automotive down 13.1 percent and real estate down 24.3 percent. Same property online advertising revenue decreased 0.8 percent, with online retail advertising up 19.9 percent and online employment advertising down 9.1 percent. National advertising revenue decreased 18.7 percent. Circulation revenue declined 3.2 percent. Total same property revenue for the 52 weeks decreased 7.5 percent.

Total operating expenses, excluding depreciation and amortization, for the 52 weeks decreased 2.6 percent. Same property operating expenses, excluding unusual items, depreciation and amortization, decreased 3.0 percent.

Operating cash flow for the 52 weeks decreased 22.6 percent to $207.0 million. Excluding unusual items in both years, operating cash flow declined 22.6 percent to $210.4 million.

Free cash flow totaled $112.4 million for the 52 weeks, compared with $126.2 million a year ago. Net debt was reduced $102.2 million. An additional $17.9 million of cash flow was used to liquidate an unfunded retirement plan, and $19.0 million of Lee common stock was repurchased.

IMPAIRMENT CHARGES

For the quarters ended March 30, 2008, and June 29, 2008, Lee recorded non-cash charges totaling $717.2 million after tax to reduce the carrying value of goodwill, other intangible assets and the company's investment in TNI Partners.

The charges have no effect on cash flows but reduced reported earnings per common share, resulting in a loss for the quarter ended March 30, 2008, and full year ended Sept. 28, 2008. Many public companies also have been required to reduce the carrying value of their intangible assets as a result of significant declines in equity market value.

Impairment testing is performed in accordance with generally accepted accounting principles, which, among other factors, requires consideration of differences between current book value and the estimated fair value of the company's net assets, and comparison of the estimated fair value of the company's net assets to its current market capitalization. The preliminary amounts do not include the possible impact of additional impairment charges. An estimate of such charges, if any are determined to be necessary, will be included in financial statements to be filed with the Securities and Exchange Commission in the company’s Form 10-K on or before Dec. 12, 2008.

ADJUSTED EARNINGS AND EPS FOR SEPTEMBER QUARTER(1)

Unusual items affecting year-over-year comparisons for the quarter included, in 2008, workforce adjustments at several locations, transition costs at Madison Newspapers, Inc. related to publication frequency changes at The Capital Times, benefit of federal and state tax adjustments, and adjustment for the current value of the company’s future liability related to acquisition of the 5 percent minority share in its St. Louis partnership. Unusual items in 2007 included an early retirement program in St. Louis and benefit of federal and state tax adjustments. The following table summarizes the impact from unusual items on income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	13 Weeks Ended Sept. 28 2008		3 Months Ended Sept. 30 2007
(Thousands, except EPS)	Amount	Per Share	Amount	Per Share

Income (loss) available to common stockholders, as reported	$ 5,365	$ 0.12	$ 19,966	$ 0.44
Adjustments:
Workforce adjustments and transition costs	2,820		7,962
Income tax benefit of adjustments, net, and impact on minority interest	(996)		(3,209)
	1,824	0.04	4,753	0.10
Benefit of other federal and state tax adjustments	(2,811)	(0.06)	(6,880)	(0.15)
Net income available to common shareholders, as adjusted	4,378	0.10	17,839	0.39
Change in redeemable minority interest liability	700	0.02	-
Net income, as adjusted	$ 5,078	$ 0.11	$ 17,839	$ 0.39

ADJUSTED EARNINGS AND EPS FOR FISCAL YEAR (1)

For the year ended Sept. 28, 2008, Lee reported a loss per common share of $15.23, compared with earnings of $1.77 in 2007. Excluding non-cash charges for impairment of goodwill and other intangible assets, and also excluding other unusual items(1), earnings were $0.97 per share, compared with $1.66 cents a year ago.

Unusual items affecting year-over-year comparisons for the fiscal year included, in 2008, impairment of goodwill, other assets and reduction in the carrying value of the company’s investment in TNI Partners, workforce adjustments, transition costs at Madison Newspapers, Inc. related to publication frequency changes at The Capital Times, benefit of federal and state tax adjustments, and adjusting of the current value of the company’s future liability related to acquisition of the 5 percent minority share in its St. Louis partnership. Unusual items in 2007 included an early retirement program, curtailment gains and benefit of federal and state tax adjustments.

The following table summarizes the impact from unusual items on income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	52 Weeks Ended Sept. 28 2008		12 Months Ended Sept. 30 2007
(Thousands, except EPS)	Amount	Per Share	Amount	Per Share

Income (loss) available to common stockholders, as reported	$ (682,714)	$ (15.23)	$ 80,999	$ 1.77
Adjustments:
Impairment of goodwill and other intangible assets	851,365		-
Reduction of investment in TNI Partners	93,384		-
Workforce adjustments and transition costs	4,463		7,962
Curtailment gains	-		(3,731)
Curtailment gains, TNI Partners	-		(1,037)
	949,212		3,194
Income tax benefit of adjustments, net, and impact on minority interest	(229,006)		(1,406)
	720,206	16.07	1,788	0.04
Benefit of other federal and state tax adjustments	(2,811)	(0.06)	(6,880)	(0.15)
Net income available to common shareholders, as adjusted	34,681	0.77	75,907	1.66
Change in redeemable minority interest liability	8,838	0.20	-
Net income, as adjusted	$ 43,519	$ 0.97	$ 75,907	$ 1.66

PRINT AND ONLINE AUDIENCES

According to January-June market studies conducted by Wilkerson & Associates, the combined reach of Lee newspapers and online sites among adults over the course of a week in Lee’s 10 largest markets grew from 66 percent in 2007 to 71 percent in 2008.

Among other findings, the printed newspapers alone reach 65 percent of all adults in 2008, compared with 61 percent a year earlier. The reach of Lee newspapers among young adults in the markets grew from 54 to 65 percent, and use of the printed newspaper among young adults grew from 48 to 55 percent. The research involved 7,200 interviews in both years and carries an overall error margin of 1.2 percentage points.

While market studies have shown increased reach of Lee’s printed newspapers, paid circulation declined. Factors include reduced distribution in less-profitable geographic areas, reductions in sponsored copies and selective price increases. In the six-month Audit Bureau of Circulations Fas-Fax period ended Sept. 30, 2008, Lee newspapers posted declines of 3.7 percent daily and 1.5 percent Sunday, compared with industry average declines of 4.6 percent daily and 4.8 percent Sunday.

Lee’s newspapers have circulation of 1.5 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites reach more than 12 million unique visitors monthly, and Lee’s weekly publications have distribution of more than 4.5 million households.

ABOUT LEE

Lee Enterprises is a premier publisher of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

Tables follow.

LEE ENTERPRISES, INCORPORATED
PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Thousands, Except EPS Data)
	As reported, including 14 weeks in 2007 at former Pulitzer properties			Pro forma(2), excluding 14th week in 2007 at Pulitzer properties
	13 Weeks Ended Sept 28 2008	3 Months Ended Sept 30 2007%		3 Months Ended Sept 30 2007%
Advertising revenue:
Retail	$ 100,625	$ 111,765	(10.0)%	$ 108,528	(7.3)%
National	9,953	12,071	(17.5)	11,464	(13.2)
Classified:
Daily newspapers:
Employment	13,291	21,189	(37.3)	20,728	(35.9)
Automotive	10,967	14,221	(22.9)	13,773	(20.4)
Real estate	10,200	15,050	(32.2)	14,676	(30.5)
All other	11,286	10,639	6.1	10,349	9.1
Other publications	10,780	12,636	(14.7)	12,202	(11.7)
Total classified	56,524	73,735	(23.3)	71,728	(21.2)
Online	13,515	16,528	(18.2)	16,040	(15.7)
Niche publications	3,877	4,075	(4.9)	4,040	(4.0)
Total advertising revenue	184,494	218,174	(15.4)	211,800	(12.9)
Circulation	48,221	51,835	(7.0)	50,286	(4.1)
Commercial printing	3,580	4,155	(13.8)	4,080	(12.3)
Online services & other	8,598	8,075	6.5	8,019	7.2
Total operating revenue	244,893	282,239	(13.2)	274,185	(10.7)
Operating expenses:
Compensation	103,899	111,137	(6.5)	108,294	(4.1)
Newsprint and ink	27,615	26,910	2.6	25,979	6.3
Other operating expenses	74,253	76,813	(3.3)	75,491	(1.6)
Workforce adjustments	2,474	7,962	NM	7,962	NM
Operating expenses, excluding depreciation and amortization	208,241	222,822	(6.5)	217,726	(4.4)
Operating cash flow (4)	36,652	59,417	(38.3)	56,459	(35.1)
Depreciation	8,866	8,220	7.9	8,221	7.8
Amortization	13,530	14,916	(9.3)	14,916	(9.3)
Equity in earnings of associated companies:
TNI Partners	696	1,492	(53.4)	1,492	(53.4)
Madison Newspapers	857	2,305	(62.8)	2,305	(62.8)
Operating income	15,809	40,078	(60.6)	37,119	(57.4)
Non-operating income (expense):
Financial income	1,155	2,091	(44.8)	1,986	(41.8)
Financial expense	(15,810)	(22,335)	(29.2)	(21,861)	(27.7)
Other, net	1,254	-		-
	(13,401)	(20,244)	(33.8)	(19,875)	(32.6)
Income from continuing operations before income taxes	2,408	19,834	(87.9)	17,244	(86.0)
Income tax expense	(3,483)	121	NM	(793)	NM
Minority interest	(174)	(106)	NM	(164)	NM

Income from continuing operations	6,065	19,819	(69.4)	18,201	(66.7)
Discontinued operations	-	147		112
Net income	6,065	19,966	(69.6)	18,313	(66.9)
Change in redeemable minority interest	700	-		-
Net income available to common stockholders	$ 5,365	$ 19,966	(73.1)%	$ 18,313	(70.7)%

Earnings per common share:
Basic:
Continuing operations	$ 0.12	$ 0.43	(72.1)%	$ 0.40	(70.0)%
Discontinued operations	-	-		-
	$ 0.12	$ 0.44	(72.7)%	$ 0.40	(70.0)%

Diluted:
Continuing operations	$ 0.12	$ 0.43	(72.1)%	$ 0.40	(70.0)%
Discontinued operations	-	-		-
	$ 0.12	$ 0.44	(72.7)%	$ 0.40	(70.0)%

Average common shares:
Basic	44,344	45,772		45,772
Diluted	44,891	45,887		45,887

LEE ENTERPRISES, INCORPORATED
PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Thousands, Except EPS Data)
	As reported, including 53 weeks in 2007 at former Pulitzer properties			Pro forma(2), excluding 53rd week in 2007 at Pulitzer properties
	52 Weeks Ended Sept 28 2008	12 Months Ended Sept 30 2008%		12 Months Ended Sept 30 2008%
Advertising revenue:
Retail	$ 434,069	$ 455,802	(4.8)%	$ 452,565	(4.1)%
National	44,143	54,901	(19.6)	54,294	(18.7)
Classified:
Daily newspapers:
Employment	59,457	81,683	(27.2)	81,222	(26.8)
Automotive	45,388	55,308	(17.9)	54,860	(17.3)
Real estate	43,282	58,529	(26.1)	58,155	(25.6)
All other	43,006	39,284	9.5	38,994	10.3
Other publications	43,361	47,737	(9.2)	47,303	(8.3)
Total classified	234,494	282,541	(17.0)	280,534	(16.4)
Online	55,119	56,074	(1.7)	55,586	(0.8)
Niche publications	15,874	16,094	(1.4)	16,059	(1.2)
Total advertising revenue	783,699	865,412	(9.4)	859,038	(8.8)
Circulation	195,457	203,481	(3.9)	201,932	(3.2)
Commercial printing	15,993	16,541	(3.3)	16,466	(2.9)
Online services & other	33,719	34,760	(3.0)	34,704	(2.8)
Total operating revenue	1,028,868	1,120,194	(8.2)	1,112,140	(7.5)
Operating expenses:
Compensation	421,652	439,426	(4.0)	436,583	(3.4)
Newsprint and ink	103,926	111,842	(7.1)	110,911	(6.3)
Other operating expenses	292,840	294,145	(0.4)	292,823	-
Workforce adjustments	3,428	7,962	NM	7,962	NM
Curtailment gains	-	(3,731)	NM	(3,731)	NM
Operating expenses, excluding depreciation and amortization	821,846	849,644	(3.3)	844,548	(2.7)
Operating cash flow (4)	207,022	270,550	(23.5)	267,592	(22.6)
Depreciation	34,670	32,955	5.2	32,956	5.2
Amortization	56,408	59,745	(5.6)	59,745	(5.6)
Impairment of goodwill and other intangible assets	851,365	-	NM	-	NM
Equity in earnings of associated companies:
TNI Partners	6,171	11,957	(48.4)	11,957	(48.4)
Madison Newspapers	4,040	8,167	(50.5)	8,167	(50.5)
Reduction in investment in TNI Partners	93,384	-	NM	-	NM
Operating income (loss)	(818,594)	197,974	NM	195,015	NM
Non-operating income (expense):
Financial income	5,857	7,613	(23.1)	7,508	(22.0)
Financial expense	(71,472)	(90,341)	(20.9)	(89,867)	(20.5)
Other, net	885	(21)	NM	(21)	NM
	(64,730)	(82,749)	(21.8)	(82,380)	(21.4)

Income (loss) from continuing operations before income taxes	(883,324)	115,225	NM	112,635	NM
Income tax expense (benefit)	(209,698)	33,828	NM	32,914	NM
Minority interest	535	1,069	(50.0)	1,011	(47.1)
Income (loss) from continuing operations	(674,161)	80,328	NM	78,710	NM
Discontinued operations	285	671	NM	636	NM
Net income (loss)	(673,876)	80,999	NM	79,346	NM
Change in redeemable minority interest	8,838	-	NM	-	NM
Net income (loss) available to common stockholders	$ (682,714)	$ 80,999	NM	$ 79,346	NM

Earnings (loss) per common share:
Basic:
Continuing operations	$ (15.24)	$ 1.76	NM	$ 1.72	NM
Discontinued operations	0.01	0.01		0.01
	$ (15.23)	$ 1.77	NM	$ 1.74	NM

Diluted:
Continuing operations	$ (15.24)	$ 1.75	NM	$ 1.72	NM
Discontinued operations	0.01	0.01		0.01
	$ (15.23)	$ 1.77	NM	$ 1.73	NM

Average common shares:
Basic	44,813	45,671		45,671
Diluted	44,813	45,804		45,804

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE
(Thousands, Same Property)

	13 Weeks Ended Sept 28 2008	Pro forma(2) 3 Months Ended Sept 30 2007%		52 Weeks Ended Sept 28 2008	Pro forma(2) 12 Months Ended Sept 30 2007%
Retail	$ 102,854	$ 108,307	(5.0)%	$ 439,477	$ 451,969	(2.8)%

Classified:
Employment	20,450	31,244	(34.5)	90,822	116,099	(21.8)
Automotive	14,962	18,416	(18.8)	62,918	72,405	(13.1)
Real estate	13,524	19,486	(30.6)	57,294	75,642	(24.3)
Other	18,546	18,615	(0.4)	72,175	71,771	0.6
Total classified	$ 67,482	$ 87,761	(23.1)%	$ 283,209	$ 335,917	(15.7)%

REVENUE BY REGION
(Thousands, Same Property)

	13 Weeks Ended Sept 28 2008	Pro forma(2) 3 Months Ended Sept 30 2007%		52 Weeks Ended Sept 28 2008	Pro forma(2) 12 Months Ended Sept 30 2007%
Midwest	$ 146,520	$ 164,742	(11.1)%	$ 620,349	$ 675,305	(8.1)%
Mountain West	46,120	51,836	(11.0)	190,525	201,568	(5.5)
West	30,213	35,759	(15.5)	129,312	146,610	(11.8)
East/Other	21,844	21,613	1.1	88,018	87,838	0.2
Total	$ 244,697	$ 273,950	(10.7)%	$1,028,204	$ 1,111,321	(7.5)%

DAILY NEWSPAPER ADVERTISING VOLUME
(Thousands of inches, Same Property)

	13 Weeks Ended Sept 28 2008	Pro forma(2) 3 Months Ended Sept 30 2007%		52 Weeks Ended Sept 28 2008	Pro forma(2) 12 Months Ended Sept 30 2007%
Retail	2,969	3,237	(8.3)%	12,639	13,212	(4.3)%
National	128	143	(10.5)	612	671	(8.8)
Classified	3,632	4,102	(11.5)	14,317	15,716	(8.9)
Total	6,729	7,482	(10.1)%	27,568	29,599	(6.9)%

SELECTED BALANCE SHEET INFORMATION

	Sept 28	Sept 30
(Thousands)	2008	2007
Cash	$ 23,459	$ -
Restricted cash and investments	126,060	111,060
Debt (principal amount)	1,332,375	1,395,625

SELECTED STATISTICAL INFORMATION

(Dollars in thousands)	13 Weeks Ended Sept 28 2008	Pro forma(2) 3 Months Ended Sept 30 2007%		52 Weeks Ended Sept 28 2008	Pro forma(2) 12 Months Ended Sept 30 2007%
Capital expenditures	$ 4,585	$ 13,819	(66.8)%	$ 18,381	$ 34,381	(46.5)%
Same property newsprint volume (tonnes)	35,172	41,251	(14.7)	149,944	167,275	(10.4)
Same property full-time equivalent employees	7,417	8,006	(7.4)	7,699	8,046	(4.3)

FREE CASH FLOW (5)

(Thousands)	13 Weeks Ended Sept 28 2008	3 Months Ended Sept 30 2007	52 Weeks Ended Sept 28 2008	12 Months Ended Sept 30 2007
Operating income (loss)	$ 15,809	$ 40,078	$ (818,594)	$ 197,974
Depreciation and amortization	22,982	24,721	95,497	99,040
Impairment of goodwill and other intangible assets	-	-	851,365	-
Reduction in investment in TNI	-	-	93,384	-
Stock compensation	1,615	1,521	5,905	7,188
Cash interest expense	(16,970)	(23,396)	(75,956)	(94,431)
Financial income	1,155	2,091	5,857	7,613
Cash income taxes	122	(6,413)	(26,173)	(55,693)
Minority interest	174	106	(535)	(1,069)
Capital expenditures	(4,585)	(13,819)	(18,381)	(34,381)
$ 20,302	$ 24,889	$ 112,369	$ 126,241

NOTES:

(1)

Adjusted net income and adjusted earnings per common share, which are defined as income (loss) available to common stockholders and earnings (loss) per common share adjusted to exclude unusual items and those of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted net income and adjusted earnings per common share to income (loss) available to common stockholders and earnings (loss) per common share are included in tables accompanying this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure.  However, the company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)

Pro forma information excluding the 53rd week in 2007 at the former Pulitzer properties is a non-GAAP financial measure. See (1) above. The Company believes the pro forma information provides meaningful supplemental information by excluding revenue and expenses related to the business period that is not comparable to the prior year. Results for the 53rd week are equal to the differences between the as-reported, GAAP amounts and the pro forma amounts. Reconciliation of the pro forma presentation to the most directly comparable GAAP measures are included in tables accompanying this release.

(3)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee's 50% ownership in Madison Newspapers, Inc. and TNI Partners, which are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(4)

Operating cash flow, which is defined as operating income before depreciation, amortization, impairment charges and equity in earnings of associated companies, is a non-GAAP financial measure. See (1) above. The company believes operating cash flow provides meaningful supplemental information because of its focus on results from operations before depreciation and amortization and earnings from equity investments. Reconciliations of operating cash flow to operating income (loss), the most directly comparable GAAP measure, are included in tables accompanying this release.

(5)

Free cash flow, which is defined as operating income, plus depreciation and amortization, impairment charges, stock compensation and financial income, minus financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. The company believes free cash flow provides meaningful supplemental information because of its focus on results from operations after inclusion or exclusion of the several factors noted above. Reconciliations of free cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(6)

For the legacy Lee properties, there was one fewer publishing day, a Sunday, in the 2008 quarter and year compared with 2007. For the former Pulitzer properties, 2007 included a 53rd week of publishing days.

(7)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(8)	The company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in general economic conditions, advertising demand, newsprint and other commodity prices, energy costs, interest rates and availability of credit, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 30, 2007. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100